Life New Business Allocation Options for Premier Variable Universal Indexed Life (PVUL)

Minnesota Life Insurance Company - a Securian Financial company
Life New Business • 400 Robert Street North, St. Paul, MN 55101-2098

Instructions

For New Business use only

This form is to be completed by the policyowner or the licensed financial professional.

- **Account Allocations - Section A**
  - Complete Section A for net premium % (required).
  - Complete Section A for monthly charges (optional).
    - Select one of the monthly charge allocations boxes.
  - Information on monthly charge allocations for Variable Universal Life with Indexed Options:
    - If monthly charge allocations are not requested, charges will be taken as defined in the contract.
    - If the policy date is one month or more prior to the date the initial premium is applied, then monthly charge will be assessed as defined in the contract until the date the premium is applied.
- **Dollar Cost Averaging (DCA) - Section B**
  - Complete Section B for dollar cost averaging.
    - Select one of the dollar cost averaging boxes.
  - Information on how DCA works for our Variable Universal Life with Indexed Options:
    - If you request a dollar cost averaging (DCA) arrangement for premium on the policy, that net premium will be deposited in the guaranteed interest account.
    - On each transfer date (3rd Friday of the month), approximately 1/12 of the net premium in the guaranteed interest account (designated for DCA) will be transferred out of the guaranteed interest account and into the current account allocations.
    - These transfers will continue monthly on the transfer date for twelve months from the effective date of each payment, unless you request to cancel the arrangement, or until the total value in the guaranteed interest account (designated for DCA) is zero.
- **Rebalancing - Section C**
  - Complete Section C to request a rebalance.
    - Select the rebalance box(s) to indicate your request.
    - Complete number one with the accounts and percentages you want to rebalance TO.
    - Complete questions 1-4 for a systematic rebalance, or a change to an existing rebalance arrangement.
  - Information on how does rebalance works for our Variable Universal Life with Indexed Options:
    - A rebalance for Variable Universal Life with Indexed Options will rebalance ALL of the accumulation value in the variable sub-accounts and guaranteed interest account only.
    - Accumulation value in the indexed accounts will not be included in the rebalance FROM accounts.
    - All available accounts (excluding the indexed accounts) can be requested in the TO accounts of the rebalance.

See your prospectus for more information regarding Allocations, Fixed and Variable Loan interest rates, fixed indexed accounts, rebalance and transfers.

Securian Financial is the marketing name for Minnesota Life Insurance Company. Insurance products are issued by Minnesota Life Insurance Company.

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Allocation Options for Premier Variable Universal Indexed Life (PVUL)

☐ Policy number (for existing policies) ☐ Census number	Insured name	Owner name (if different from insured)	Date	Firm/rep code

This transaction was initiated by: ☐ Policyowner ☐ Financial professional

A. Account Allocations

- Select net premium allocations. Allocations must be in increments of 1%; minimum is 1%. Allocations must total 100%.
- Check one for monthly charge allocations:

☐ Request to assess monthly charge allocations from specific accounts (indicate below).
☐ Request the same monthly charge allocations as the net premium selection.

Account Options	Net Premium %	Monthly Charges %
Guaranteed Interest Account		
AB VPS Dynamic Asset Allocation - Class B		
AB VPS International Value - Class A		
American Funds IS Capital World Bond Fund - Class 1		
American Funds IS Global Small Cap - Class 1		
American Funds IS Growth - Class 1		
American Funds IS Growth-Income - Class 1		
American Funds IS International - Class 1		
American Funds IS New World® - Class 1		
American Funds IS U.S. Govt. Sec - Class 1		
BlackRock International Index V.I. Fund - Class I Shares		
BlackRock Small Cap Index V.I. Fund - Class I Shares		
ClearBridge Variable Small Cap Growth - Class I		
Fidelity® VIP Bond Index Portfolio - Initial Class Shares		
Fidelity® VIP Equity-Income Portfolio℠ - Initial Class		
Fidelity® VIP Mid Cap Portfolio - Initial Class		
Franklin Small Cap Value VIP Fund - Class 1		
Invesco V.I. American Value - Series I		
Invesco V.I. Comstock - Series I		
Invesco V.I. International Growth Fund - Series I Shares		
Invesco V.I. Main Street Small Cap Fund® Series I Shares		
Janus Henderson VIT Balanced - Institutional Shares		
Janus Henderson VIT Flexible Bond - Institutional Shares		
Janus Henderson VIT Forty - Institutional Shares		
Janus Henderson VIT Mid Cap Value - Institutional Shares		
Janus Henderson VIT Overseas - Institutional Shares		
LVIP American Century Disciplined Core Value Fund - Standard Class II		
LVIP American Century Inflation Protection Fund - Standard Class II		
Macquarie VIP Asset Strategy Series - Service Class Shares		
Macquarie VIP Core Equity Series - Service Class Shares		
Macquarie VIP Global Growth Series - Service Class Shares		
Macquarie VIP International Core Equity Series - Service Class Shares		
Macquarie VIP Mid Cap Growth Series - Service Class Shares		
Macquarie VIP Pathfinder Moderate - Managed Volatility Series - Service Class Shares		
Macquarie VIP Science and Technology Series - Service Class Shares		
Macquarie VIP Smid Cap Core - Service Class Shares		
MFS® VIT II International Intrinsic Value - Initial Class		
MFS® VIT Mid Cap Growth - Initial Class		
Morgan Stanley VIF Emerging Markets Equity - Class II		
Morningstar Aggressive Growth ETF Asset Allocation - Class I		
Morningstar Balanced ETF Asset Allocation - Class I		

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Account Options	Net Premium %	Monthly Charges %
Morningstar Conservative ETF Asset Allocation - Class I		
Morningstar Growth ETF Asset Allocation - Class I		
Morningstar Income & Growth ETF Asset Allocation - Class I		
Neuberger Berman AMT Quality Equity Portfolio Class I Shares		
PIMCO VIT Global Diversified Allocation - Advisor Class		
PIMCO VIT International Bond Portfolio - Advisor Class		
PIMCO VIT Low Duration - Institutional Class		
PIMCO VIT Total Return - Institutional Class		
Putnam VT International Equity Fund - Class IA Shares		
Putnam VT International Value Fund - Class IA Shares		
Putnam VT Large Cap Growth Fund - Class IA Shares		
Putnam VT Large Cap Value Fund - Class IA Shares		
SFT Balanced Stabilization Fund		
SFT Core Bond - Class 1		
SFT Equity Stabilization Fund		
SFT Government Money Market		
SFT Index 400 Mid-Cap - Class 1		
SFT Index 500 - Class 1		
SFT Macquarie Growth Fund		
SFT Macquarie Small Cap Growth Fund		
SFT Real Estate Securities - Class 1		
SFT T. Rowe Price Value Fund		
SFT Wellington Core Equity Fund - Class 1		
T. Rowe Price Health Sciences Portfolio - II Class		
TOPS® Managed Risk Flex ETF Portfolio		
Vanguard® VIF Balanced Portfolio		
Vanguard® VIF Capital Growth Portfolio		
Vanguard® VIF Diversified Value Portfolio		
Vanguard® VIF Equity Income Portfolio		
Vanguard® VIF High Yield Bond Portfolio		
Vanguard® VIF International Portfolio		
Vanguard® VIF Short-Term Investment-Grade Portfolio		
Vanguard® VIF Small Company Growth Portfolio		
Vanguard® VIF Total Bond Market Index Portfolio		
Vanguard® VIF Total Stock Market Index Portfolio		

Indexed Account Options	Net Premium %	Monthly Charges %
Index A: S&P 500®' 100% Participation		
Index B: S&P 500®' 140% Participation		
Index G: S&P 500 Low Volatility®' Index (1-year)		
Optimizer 1: S&P 500®' 100% Participation		
Optimizer 2: S&P 500®' Participation Rate - Can vary between 50% to 100%. Please review your prospectus.		

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B. Dollar Cost Averaging (DCA) of premium Dollar cost average initial premium. (Internal and external 1035 premium will also be Dollar Cost Averaged) Dollar cost average one-time premium of $____________________ (payment enclosed). Dollar cost average all future premiums. (Not available for monthly premium payment). 1 The “S&P 500 Index” and “S&P 500 Low Volatility Index” are products of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”), and have been licensed for use by Minnesota Life Insurance Company. Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC, a division of S&P Global (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Minnesota Life Insurance Company (“Minnesota Life’). The Indexed Universal Life Insurance Policy Series (“the Policies”) are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of the Policies or any member of the public regarding the advisability of investing in securities generally or in the Policies particularly or the ability of the S&P 500 Index or S&P 500 Low Volatility Index to track general market performance. Past performance of an index is not an indication or guarantee of future results. S&P Dow Jones Indices only relationship to Minnesota Life with respect to the S&P 500 Index and S&P 500 Low Volatility Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The S&P 500 Index and S&P 500 Low Volatility Index are determined, composed and calculated by S&P Dow Jones Indices without regard to Minnesota Life or the Policies. S&P Dow Jones Indices has no obligation to take the needs of Minnesota Life or the owners of the Policies into consideration in determining, composing or calculating the S&P 500 Index or S&P 500 Low Volatility Index. S&P Dow Jones Indices is not responsible for and has not participated in the determination of the prices, and amount of the Policies or the timing of the issuance or sale of the Policies or in the determination or calculation of the equation by which the Policies are to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of the Policies. There is no assurance that investment products based on the S&P 500 Index or the S&P 500 Low Volatility Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor or tax advisor. A tax advisor should be consulted to evaluate the impact of any tax-exempt securities on portfolios and the tax consequences of making any particular investment decision. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice. NEITHER S&P DOW JONES INDICES NOR THIRD PARTY LICENSOR GUARANTEES THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500 INDEX, S&P 500 LOW VOLATILITY INDEX, OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY MINNESOTA LIFE, OWNERS OF THE POLICIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX, S&P 500 LOW VOLATILITY INDEX, OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD-PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND MINNESOTA LIFE, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

Allocation Options for Premier Variable Universal Indexed Life (PVUL) Policy number (for existing policies) Insured name Owner name (if different from insured) Date Firm/rep code Census number This transaction was initiated by: Policyowner Financial professional C. Rebalance I elect to (check all that apply) (Rebalances are not available from or to Indexed Accounts) Start a systematic rebalance (complete 1, 2, 3, 4 below) 1. From To ALL Accumulation variable sub-accounts Value Account: % from and guaranteed interest Account: % account. Account: % Account: % Account: % Account: % Account: % Account: % Account: % Total 100% Complete the appropriate sections below for the requested transaction above 2. Start/Change Start on __________ month ___________ year Change on __________ month ___________ year 3. Day (options 1-28) 4. Frequency Monthly Quarterly Semi-annual Annual

Additional Information From To ALL Accumulation Account: % Value from variable sub-accounts and guaranteed Account: % interest account. Account: % Account: % Account: % Account: % Account: % Account: % Account: % Account: % Account: % Account: % Account: % Account: % Total 100%